                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                       PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    (PAXSON COMMUNICATIONS CORPORATION LOGO)

                                                                   April 2, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Paxson Communications Corporation (the "Company"), which will be held at The Waldorf Astoria, 301 Park Avenue, New York, New York 10022, on May 1, 2001, at 11:00 a.m., local time.

     Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and to our invited guests. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting (if your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker). Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

     The notice of the meeting and proxy statement on the following pages contain information concerning the business to be considered at the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. Stockholders who attend the Annual Meeting will have the opportunity to vote in person.
                                          Sincerely,

                                          /s/ Lowell W. Paxson

                                          LOWELL W. PAXSON
                                          Chairman of the Board

                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                      WEST PALM BEACH, FLORIDA 33401-6233

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 2001

     The Annual Meeting of Stockholders of Paxson Communications Corporation will be held at The Waldorf Astoria, 301 Park Avenue, New York, New York 10022, on May 1, 2001, at 11:00 a.m., local time, for the following purposes:

     1. To elect three Class I directors to serve for a term of three years, and until their successors have been duly elected and qualified;

     2. To approve an increase in the total number of shares of Class A Common Stock subject to awards under our 1998 Stock Incentive Plan from 7,200,000 shares to 9,803,292 shares;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent certified public accountants for 2001; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ ANTHONY L. MORRISON

                                          Anthony L. Morrison, Secretary

West Palm Beach, Florida
April 2, 2001

                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                      WEST PALM BEACH, FLORIDA 33401-6233

                                PROXY STATEMENT

     This proxy statement is first being sent to stockholders on or about April 2, 2001, in connection with the solicitation of proxies by the Board of Directors of Paxson Communications Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on May 1, 2001, and at any adjournment thereof (the "Meeting"). The Board of Directors has fixed the close of business on March 26, 2001, as the record date of the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, we had outstanding (i) 56,041,786 shares of $0.001 par value Class A Common Stock ("Class A Common Stock"), entitled to one vote per share, (ii) 8,311,639 shares of $0.001 par value Class B Common Stock ("Class B Common Stock," and with the Class A Common Stock, collectively, the"Common Stock"), entitled to ten votes per share, and (iii) 9,595 shares of 9 3/4% Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), entitled to 625 votes per share.

VOTING

     Shares represented by duly executed proxies in the accompanying form received by us prior to the Meeting will be voted at the Meeting in accordance with the directions given. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the Class I directors, the approval of an increase in the total number of shares of Common Stock subject to awards under our 1998 Stock Incentive Plan, and the appointment of PricewaterhouseCoopers LLP as our independent certified public accountants for 2001. The Board of Directors knows of no business to be transacted at the Meeting other than the proposals set forth in this Proxy Statement. If other matters are properly presented for action, it is the intention of the persons named as proxies to vote on such matters according to their best judgment.

     If you hold your shares through an intermediary you must provide instructions on voting as requested by your bank or broker. If you sign and return a proxy, you may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in itself constitute revocation of a proxy.

     The presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by all outstanding shares of stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. The election of directors will require the affirmative vote of a plurality of the votes cast at the Meeting, if a quorum is present. The affirmative vote of at least a majority of the votes cast in person or by properly executed proxy is required to approve each of the proposals to be considered at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present at the Meeting for purposes of determining whether a quorum is present. Because only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors. As to other matters to be considered at the Meeting, abstentions will be treated as votes AGAINST, and broker non-votes will not be counted as shares voting for the purpose of determining whether a proposal has been approved. Lowell W. Paxson, our Chairman and the beneficial owner of a majority of the voting power of our outstanding stock, has advised us that he intends to vote all shares which he is entitled to vote in favor of the proposals being submitted at the Meeting, therefore approval of the proposals by our stockholders is assured.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to our equity securities beneficially owned on March 5, 2001, by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all of our directors and executive officers as a group, and (iv) any person who we know to be the beneficial owner of more than five percent of any class of our voting securities. Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                             AMOUNT AND
                                                             NATURE OF                  AGGREGATE
                                                             BENEFICIAL                   VOTING
CLASS OF STOCK             NAME OF BENEFICIAL OWNER(1)       OWNERSHIP    % OF CLASS     POWER(%)
--------------          ----------------------------------   ----------   ----------   ------------
Class A Common Stock    National Broadcasting Company,
                        Company, Inc.(2)..................   63,928,159      53.3%         30.6%
                        Lowell W. Paxson(3)...............   21,339,976      37.9          14.7
                        Mario J. Gabelli(4)...............    4,361,250       7.8           3.0
                        Landmark Communications,
                        Inc.(5)...........................    4,007,297       7.2           2.8
                        William E. Simon, Jr.(7)..........      987,102       1.7            **
                        Jeffrey Sagansky(6)...............    1,160,000       2.0            **
                        Dean M. Goodman(6)................      487,661        **            **
                        Anthony L. Morrison(6)............      374,950        **            **
                        Seth A. Grossman(6)...............      162,175        **            **
                        Bruce L. Burnham(6)...............       55,850        **            **
                        James L. Greenwald(6).............       39,500        **            **
                        John E. Oxendine(6)...............       10,000        **            **
                        R. Brandon Burgess................            0        **            **
                        Keith G. Turner...................            0        **            **
                        R. Edward Wilson..................            0        **            **
                        All directors and executive
                        officers as a group(8)............   24,663,689      41.4%         16.7%
Class B Common Stock    Lowell W. Paxson..................    8,311,639       100%         57.3%
                        All directors and executive
                        officers as a group...............    8,311,639       100%         57.3%

---------------

 ** Less than 1%

(1) Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233.

(2) Consists of 31,896,032 shares of Class A Common Stock issuable upon conversion of shares of 8% Series B Convertible Exchangeable Preferred Stock held by NBC Palm Beach Investment I, Inc., and 32,032,127 shares of Class A Common Stock issuable upon exercise of outstanding warrants held by NBC Palm Beach Investment II, Inc. The holders' rights to acquire shares of Class A Common Stock upon conversion and exercise, respectively, of such securities, while currently exercisable, are subject to material conditions precedent, including approval of the Federal Communications Commission. According to information contained in a Schedule 13D filed with the Securities and Exchange Commission (the "Commission"), dated September 15, 1999, each of such holders is a subsidiary of National Broadcasting Company, Inc. ("NBC"), whose address is 30 Rockefeller Plaza, New York, New York 10112, and NBC and its parent entity, General Electric Company, Inc., each disclaims beneficial ownership of such securities.

(3) Includes 333,333 shares which may be acquired within 60 days through the exercise of stock options; does not include 8,311,639 shares of Class B Common Stock, each share of which is convertible into one share of Class A Common Stock. Mr. Paxson is the beneficial owner of all reported shares, other than 333,433 shares of Class A Common Stock, through his control of Second Crystal Diamond, Limited Partnership and Paxson Enterprises, Inc.

(4) According to information contained in an amendment to Schedule 13D filed with the Commission, dated December 29, 2000, various investment funds and other entities controlled by or affiliated with Mario J. Gabelli and Marc J. Gabelli, each of whose address is c/o Gabelli Asset Management, Inc., One Corporate Center, Rye, New York 10580, acquired such shares for investment for one or more accounts over which it has shared or sole investment and voting power or for its own account.

(5) According to information contained in an amendment to Schedule 13D filed with the Commission, dated January 25, 2001, Landmark Communications, Inc., whose address is 150 W. Brambleton Avenue, Norfolk, Virginia 23510, acquired such shares pursuant to an Asset Acquisition Agreement dated as of June 13, 1997 in connection with its sale to the Company of the assets related to The Travel Channel, and holds such shares for investment purposes.

(6) Includes shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plans as follows:
    Jeffrey Sagansky - 660,000; Dean M. Goodman - 487,661; Anthony L. Morrison - 344,400; Seth A. Grossman - 134,000; Bruce L. Burnham - 43,750; James L. Greenwald - 39,500; John E. Oxendine - 10,000; also includes 500,000 shares which may be acquired by Mr. Sagansky within 60 days through the exercise of additional stock options.

(7) Consists of shares which may be acquired upon the exercise of warrants and conversion of Series A Convertible Preferred Stock held by an affiliate of Mr. Simon.

(8) Includes 1,719,311 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plans, 833,333 shares which may be acquired within 60 days through the exercise of additional stock options granted to Mr. Paxson and Mr. Sagansky, and 987,102 shares which may be acquired upon the exercise of warrants and conversion of Series A Convertible Preferred Stock held by an affiliate of Mr. Simon.

POTENTIAL CHANGE IN CONTROL

     On September 15, 1999, NBC, through subsidiaries, purchased $415 million aggregate liquidation preference of shares of our 8% Series B Convertible Exchangeable Preferred Stock, which are convertible into 31,896,032 shares of Class A Common Stock, and acquired warrants to purchase an additional 32,032,127 shares of Class A Common Stock. Concurrently, NBC entered into an agreement with Mr. Paxson, our Chairman and controlling stockholder, and certain of his affiliates, pursuant to which NBC was granted the right to purchase all (but not less than all) 8,311,639 shares of our outstanding Class B Common Stock beneficially owned by Mr. Paxson, which shares are entitled to ten votes per share on all matters submitted to a vote of our stockholders.

     Pursuant to these agreements and the related agreements entered into in connection with the transaction, NBC has the right to acquire voting and operational control of the Company, subject to various conditions including approval of the Federal Communications Commission ("FCC"). Exercise of these rights by NBC would result in a change in control of the Company.

                  PROPOSAL 1 -- ELECTION OF CLASS I DIRECTORS

     The Board of Directors is divided into three classes. A class of directors is elected each year to serve for a three year term and until their successors are elected and qualified. Any director appointed by the Board of Directors to fill a vacancy on the Board serves the balance of the unexpired term of the class of directors in which the vacancy occurred. The current term of the Company's Class I directors will expire at the Meeting. The terms of the Class II directors (Messrs. Burnham, Greenwald and Oxendine) expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2002, and the terms of the Class III directors (Messrs. Burgess, Turner and Wilson) expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003.

     The Board of Directors has nominated Lowell W. Paxson, Jeffrey Sagansky and William E. Simon, Jr., each of whom currently serves as a Class I director of the Company, for election as Class I directors. The Class I directors elected at the Meeting will serve for a term of three years expiring upon the election and qualification of their successors at the Company's Annual Meeting of Stockholders to be held in 2004 or until their earlier resignation or removal.

     Each of the nominees has indicated his willingness to serve, if elected. Should any nominee become unable or unwilling to accept nomination or election for any reason, the persons named as proxies may cast votes for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

     Biographical and other information concerning the directors of the Company and the nominees for election at the Meeting is set forth below.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2004)

                                                                                                     DIRECTOR
NOMINEE                  AGE  POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS   SINCE
-------                  ---  ---------------------------------------------------------------------  --------
Lowell W. Paxson.......  65   Chairman of the Board since 1991 and Chief Executive Officer of the        1991
                              Company from 1991 to 1998. President, Home Shopping Network, Inc.
                              from 1985 to 1990.
William E. Simon,        49   Vice Chairman of the Board since 1998. Executive Director, William E.      1998
  Jr...................       Simon & Sons, LLC, a private investment firm and merchant bank, from
                              1988 to present. Director and Chairman, GeoLogistics Corporation.
Jeffrey Sagansky.......  49   President and Chief Executive Officer of the Company since 1998.           1998
                              Co-President, Sony Pictures Entertainment, a producer of film and video programming, from 1996 to 1997.

CLASS II DIRECTORS CONTINUING IN OFFICE (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2002)

Bruce L. Burnham.......  67   President of The Burnham Group since 1993, a firm providing                1996
                              consulting and marketing services to the retail industry. Director,
                              Forcenergy, Inc., and J. B. Rudolph, Inc.
James L. Greenwald.....  74   Chairman and Chief Executive Officer from 1975 to 1994 of Katz             1996
                              Communications, Inc., a broadcast advertising representative sales firm; Chairman Emeritus since 1994. Director, Granite Broadcasting
                              Company and Source Media, Inc.
John E. Oxendine.......  58   President and Chief Executive Officer since 1998 of Blackstar, Inc.;       2000
                              Chairman and Chief Executive Officer since 1999 of Broadcast Capital,
                              Inc.; Chairman from 1994 to 1998 of Blackstar LLC; Chairman and Chief
                              Executive Officer 1987 to 1998 of Blackstar Communications, Inc. All
                              of such entities are owners and operators of, or investors in, broadcast television stations.

CLASS III DIRECTORS CONTINUING IN OFFICE (TERM TO EXPIRE AT THE ANNUAL MEETING IN 2003)

R. Brandon Burgess.....  33   Vice President and Chief Financial Officer, Business Development and       1999
                              New Media, of NBC since 2000; Vice President and CFO, Television
                              Network, of NBC from 1999 to 2000; Director of Business Development and International Business of NBC from 1998 to 1999; Manager of
                              Corporate Strategy and Mergers and Acquisitions of Pepsico, Inc. a
                              beverage company, from 1995 to 1998.
Keith G. Turner........  47   President, Television Network Sales of NBC since 1998; Vice                1999
                              President, Sports Sales and Television Network Sales of NBC from 1990 to 1998.
R. Edward Wilson(1)....  44   President, NBC Enterprises and Syndication since September 2000;           2001
                              President and Chief Operating Officer of CBS Enterprises and EYEMARK
                              from 1996 to September 2000.

---------------

(1) Harold N. Brook resigned as a member of the Board of Directors on December 12, 2000. On February 26, 2001, the Board of Directors elected R. Edward Wilson as a Class III director to fill the vacancy on the Board left by Mr. Brook's resignation.

OTHER EXECUTIVE OFFICERS

     Dean M. Goodman, 53, has been the President of our PAX TV network television operations since 1998. Mr. Goodman was president of our inTV and Network-Affiliated Television divisions from 1995 to 1997. From 1993 to 1995, Mr. Goodman was general manager of our Miami, Florida radio station group.

     Anthony L. Morrison, 39, has served as our Executive Vice President, Secretary and Chief Legal Officer since 1995. Prior to that time he was an attorney in private practice with the O'Melveny & Meyers law firm, concentrating his practice on commercial financings.

     Seth A. Grossman, 36, was named our Executive Vice President and Chief Strategic Officer in August 2000. Mr. Grossman also served as our Senior Vice President and Chief Financial Officer from December 1999 until August 2000. From 1997 to December 1999, he was our Senior Vice President, Corporate Development and from 1995 to 1997, he was our Director of Finance.

     Thomas E. Severson, Jr., 37, was named our Senior Vice President and Chief Financial Officer in August 2000. From 1995 until August 2000, Mr. Severson was employed by Sinclair Broadcast Group, Inc., in various finance and accounting positions, most recently serving as Vice President and Chief Accounting Officer.

     Ronald L. Rubin, 35, was named our Vice President, Chief Accounting Officer and Corporate Controller in January 2001. From 1996 until January 2001, Mr. Rubin was employed by AutoNation, Inc., in various finance and accounting positions, most recently serving as Vice President and Corporate Controller.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 2000, the Board of Directors held four meetings. Other than Keith G. Turner, each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member. In addition, the Board of Directors took action 14 times during 2000 by unanimous written consent in lieu of a meeting, as permitted by applicable state law.

     The Compensation Committee consists of James L. Greenwald and Bruce L. Burnham. Mr. Greenwald is the chairman of the Compensation Committee. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and serves as the committee responsible for administering our Stock Incentive Plans. During 2000, the Compensation Committee met informally in conjunction with each of the meetings of the Board of Directors, and held two separate Committee meetings.

     The Audit Committee consists of Bruce L. Burnham, James L. Greenwald and John E. Oxendine. Mr. Burnham is the chairman of the Audit Committee. Each of the members of the Audit Committee is an independent director as defined under the rules of the American Stock Exchange and the Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with our independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to our system of internal controls, financial management practices and other matters. During 2000, the Audit Committee met six times.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company or employees of NBC receive an annual retainer of $24,000 and are paid fees of $1,500 for each board meeting attended, $1,000 for each committee meeting attended and $500 for each meeting chaired. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. In connection with his commence-ment of service as a director, Mr. Oxendine received options to purchase 50,000 shares of Class A Common Stock at an exercise price of $7.25 per share, vesting ratably over a five year period commencing in March 2000. In April 1999, Mr. Burnham and Mr. Greenwald each received a 50,000 share option grant at the same exercise price, vesting ratably over five years. No other directors receive separate compensation from us for services rendered as a director, including directors who are employed by us.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

     NBC Transactions. On September 15, 1999, the Company, NBC and Mr. Paxson, our Chairman and controlling stockholder, entered into a series of agreements which created a significant strategic and financial relationship between the two companies and under which, subject to various conditions including FCC approval, NBC has the ability to acquire voting and operational control of the Company. The Company has also entered into an agreement with NBC pursuant to which NBC serves as the Company's exclusive sales representative to sell the Company's PAX TV Network advertising time for agreed compensation. During 2000, the Company continued the process of entering into joint sales agreements with NBC's owned and operated television stations serving markets also served by a Company television station. Directors Burgess, Turner and Wilson, employees of NBC, serve as Class III Directors of the Company. Apart from their service as employees of NBC, we are not aware of any interest of Messrs. Burgess, Turner and Wilson in our transactions with NBC.

     DP Media. On November 21, 1999, we agreed to purchase the television station assets (eight stations and a contractual right to acquire a television station, WBPX, and two full power satellite stations serving the Boston, Massachusetts market) of DP Media, Inc. and certain related corporations (collectively, "DP Media") which were then beneficially owned by family members of Mr. Paxson. In conjunction with the acquisition agreement, we advanced approximately $106 million to DP Media pursuant to a secured loan agreement, which was used to repay DP Media's outstanding indebtedness to third party lenders. On March 3, 2000, we agreed with DP Media to convert the asset sale transaction into a purchase by us of all of the capital stock of DP Media. In June 2000, we completed the acquisition of DP Media for aggregate consideration of $113.5 million, including the $106 million previously advanced. DP Media's assets include a 32% equity interest in a limited liability company controlled by the former stockholders of DP Media, which owns television station WWDP in Norwell, Massachusetts. We have the right to require a sale of WWDP, which is not a PAX TV network affiliate, if the station is not sold within a specified period, and the right to receive 45% of the net proceeds from the sale of the station.

     The Christian Network, Inc. We have entered into several agreements with The Christian Network, Inc. and certain of its for-profit subsidiaries (individually and collectively referred to herein as "CNI"). The Christian Network, Inc. is a section 501(c)(3) not-for-profit corporation to which Mr. Paxson has been a substantial contributor and of which he was a member of the Board of Stewards through 1993.

     On September 10, 1999, we entered into a Master Agreement with CNI for overnight programming and use of a portion of our digital capacity in exchange for CNI's providing public interest programming. The Master Agreement has a term of 50 years and is automatically renewable for successive ten year periods unless CNI ceases to exist, commences action to liquidate, ceases family values programming or the FCC revokes the licenses of a majority of our stations. Pursuant to the Master Agreement, we broadcast CNI overnight programming on each of our stations seven days a week from 1:00 a.m. to 6:00 a.m. If and when our stations begin digital programming in multiple channels, we are obligated to make a digital channel available for CNI's use. CNI will have the right to use the digital channel for 24 hour CNI digital programming.

     We entered into an agreement with CNI in May 1994 (the "CNI Agreement") under which we agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationship with us, we would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. These steps could include rescission of one or more transactions or additional payments by us. We believe that our agreements with CNI have been on terms as favorable to CNI as it would obtain in arm's length transactions, and we intend any future agreements with CNI to be as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if our activities with CNI are consistent with the terms governing our relationship, we should not be required to take any actions under the CNI Agreement. We cannot be sure, however, that we will not be required to take any actions under the CNI Agreement which might have a material cost to us.

     We have contracted with CNI to lease CNI's television production and distribution facility, the Worship Channel Studio. We utilize this facility primarily as our network operations center and originate our PAX TV network signal from this location. During the year ended December 31, 2000, we incurred rental charges in connection with this agreement of $199,000.

     Aircraft Lease. During 1997, we entered into a three year lease with a company owned by Mr. Paxson for a Boeing 727 aircraft. The lease provided for monthly payments of $63,600. We incurred rental costs under the lease of approximately $759,000 during 2000. The lease expired in December 2000 without being renewed. At the lease expiration, the Company had leasehold improvements of approximately $222,577 (net of accumulated depreciation).

     Simon Interests. In May 1998, Mr. Simon was appointed Vice Chairman of the Board of Directors of the Company. In connection with this appointment, in June 1998 we issued to an affiliate of Mr. Simon fully vested warrants to purchase 155,500 shares of Class A Common Stock at an exercise price of $16 per share. In June 1998, the affiliate of Mr. Simon purchased $10 million aggregate liquidation preference of our Series A Convertible Preferred Stock and warrants to purchase 32,000 shares of Class A Common Stock at an exercise price of $16 per share. In March, 2000, we reduced the exercise price of the 187,500 warrants held by Mr. Simon's affiliate from $16 per share to $12.60 per share.

     Officer Loans. During December 1996, we approved a program to extend loans to members of our senior management to finance their purchase of shares of Class A Common Stock in the open market. The loans are full recourse promissory notes bearing interest at 5.75% per annum and are collateralized by a pledge of the shares of Class A Common Stock purchased with the loan proceeds. During the year ended December 31, 2000, we did not receive any payments of principal or interest in respect of the loans outstanding under this program. At March 31, 2001, the outstanding balance of principal and accrued interest on such loans to our Named Executive Officers was as follows: Mr. Goodman, $614,355; Mr. Morrison, $322,661; and Mr. Grossman, $147,600.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than ten percent of our Common Stock ("Reporting Persons") to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and to furnish us with copies of all
Section 16(a) reports they file. Based on our review of the copies of such reports received by us and written representations from certain Reporting Persons, the Company believes that during 2000, Mr. Paxson failed to timely file a Form 4 reflecting his sale of 550,000 shares of Class A Common Stock in November 2000, which sale was subsequently reported on Mr. Paxson's Form 5 filed on February 20, 2001; Mr. Severson filed a late Form 3 in February 2001 reflecting his appointment as a reporting person in December 2000 (subsequently amended in March 2001 to reflect the date of his appointment as a reporting person in August 2000); and Mr. Oxendine filed a late Form 3 in March 2001 reflecting his appointment as a reporting person in May 2000 (subsequently amended in March 2001 to reflect the date of his appointment as a reporting person in March 2000).

EXECUTIVE COMPENSATION

     The following table presents information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998 for our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                              ANNUAL COMPENSATION               NUMBER OF
                                     --------------------------------------     SECURITIES
NAME AND PRINCIPAL                                             OTHER ANNUAL     UNDERLYING        ALL OTHER
POSITION                      YEAR   SALARY(1)      BONUS      COMPENSATION      OPTIONS      COMPENSATION(2)(3)
------------------            ----   ----------   ----------   ------------    ------------   ------------------
Jeffrey Sagansky............  2000    $610,000    $       --    $       --             --          $61,000
  Chief Executive Officer,    1999     600,000            --       140,070(4)   2,000,000           61,000
  President                   1998     379,615            --       200,000(4)   1,200,000               --

Lowell W. Paxson............  2000     610,000            --            --             --               --
  Chairman of the Board       1999     493,798            --            --      1,000,000               --
                              1998     465,850        75,000            --             --               --

Dean M. Goodman.............  2000     412,997            --     1,023,273(5)          --           42,300
  President -- PAX TV         1999     315,000            --       924,937(5)          --           13,600
                              1998     315,000       100,000            --        600,000           32,500

Anthony L. Morrison.........  2000     275,000            --            --             --           28,500
  Executive Vice President,   1999     223,438            --       432,781(5)      99,000           20,688
  Chief Legal Officer         1998     196,875        75,000            --        200,000           20,688

Seth A. Grossman............  2000     219,750        75,000            --             --            1,000
  Executive Vice President,   1999     177,292            --            --         22,000            1,000
  Chief Strategic Officer     1998     165,000            --            --        100,000            1,000

---------------

(1) Includes amounts Named Executive Officers elected to defer pursuant to the Company's Profit Sharing Plan.

(2) Includes contributions to supplemental retirement plans as follows: during 2000, Mr. Sagansky -- $60,000; Mr. Goodman -- $41,300; Mr.
    Morrison -- $27,500; during 1999, Mr. Sagansky -- $60,000; Mr.
    Goodman -- $12,600; Mr. Morrison -- $19,688; during 1998, Mr.
    Goodman -- $31,500; Mr. Morrison  -- $19,688.

(3) Includes $1,000 Company contributions to the Profit Sharing Plan during 1998, 1999 and 2000.

(4) Consists of relocation allowance in 1998 and related tax reimbursement in 1999.

(5) Represents the difference between the price paid by the Named Executive Officer upon the exercise of stock options and the fair market value of the underlying Common Stock at the time of exercise.

OPTION GRANTS IN LAST FISCAL YEAR

     None of the Named Executive Officers was granted any options to purchase shares of Class A Common Stock of the Company during the year ended December 31, 2000.

2000 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000 and stock options held as of December 31, 2000 by each Named Executive Officer.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                                                  OPTIONS AT DECEMBER 31,              MONEY OPTIONS AT
                                     SHARES                                 2000                     DECEMBER 31, 2000(1)
                                    ACQUIRED         VALUE     ------------------------------   ------------------------------
NAME                               ON EXERCISE     REALIZED    EXERCISABLE(2)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(3)
----                             ---------------   ---------   --------------   -------------   -----------   ----------------
Jeffrey Sagansky...............           --       $      --      1,160,000       2,040,000     $8,484,500       $6,440,850
Lowell W. Paxson...............           --              --        333,333         666,667        645,833               --
Dean M. Goodman................      100,000       1,023,273        337,661         390,000      1,956,828        1,943,025
Anthony L. Morrison............           --              --        284,600         209,400      2,004,313        1,058,163
Seth A. Grossman...............           --              --        109,600          53,200        670,014          249,375

---------------

(1) Based on the closing sale price of the Class A Common Stock of $11.9375 on December 29, 2000.

(2) Excludes securities underlying options which vested January 1, 2001 as follows: Mr. Goodman, 150,000 shares; Mr. Morrison, 79,800 shares; Mr. Grossman, 24,400 shares.

(3) Certain options held by Mr. Sagansky and Mr. Paxson which are not currently exercisable have variable exercise prices to be determined at future dates, as described below under "Employment Agreements," and are therefore not treated as "in the money" for purposes of the amounts shown in this column.

STOCK INCENTIVE PLANS

     We established our Stock Incentive Plan, 1996 Stock Incentive Plan and 1998 Stock Incentive Plan (collectively, the "Stock Incentive Plans") to provide incentives to officers, employees and others who perform services for us through awards of options and shares of restricted stock. Awards are granted under the Stock Incentive Plans at the discretion of our Compensation Committee and may be in the form of either incentive or nonqualified stock options or awards of restricted stock. Options granted under the Stock Incentive Plans generally vest over a five year period and expire ten years after the date of grant. At December 31, 2000, 276,861 shares of Class A Common Stock were available for additional awards under the Stock Incentive Plans.

     The exercise price per share of Class A Common Stock, vesting schedule and expiration date of each stock option granted under the Stock Incentive Plans is determined by the Compensation Committee at the date the option is granted and as provided in the terms of the Plans. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Holders of more than ten percent (10%) of the combined voting power of our capital stock may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of Class A Common Stock as of the date of the grant and the term of the option may not exceed five years. Options granted under the Stock Incentive Plans may be exercised by the participant to whom granted or by his or her legal representative. If a participant's employment is terminated for cause, each option which has not been exercised shall terminate.

     The Compensation Committee also has the discretion to award restricted stock, consisting of shares of Class A Common Stock which vest over a period determined by the Committee and are subject to forfeiture in whole or in part if the recipient's employment is terminated prior to the end of the restricted period. Prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with us is terminated because of death, disability or retirement. To date, we have not awarded any restricted stock under the Stock Incentive Plans.

EXECUTIVE BONUS PLAN

     Under our Executive Bonus Plan, members of our senior management approved by the Compensation Committee may earn cash bonus compensation on an annual basis in such amounts as are determined by the Committee, based upon the achievement of operating and financial objectives and individual performance criteria. The bonus calculation criteria are established on an annual basis by the Committee, and generally consist of a set of operating and financial performance objectives which we must meet for any participant to be entitled to receive a bonus, and individualized performance criteria and bonus levels for each participant (generally expressed as a percentage of the participant's base salary). Bonuses awarded with respect to a fiscal year are to be paid during the following year.

PROFIT SHARING PLAN

     We have a profit sharing plan under Section 401(k) of the Internal Revenue Code under which our employees must complete six months of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the plan. Participants may elect to contribute a specified percentage of their compensation to the plan on a pre-tax basis. We may, at our discretion, make matching contributions based on a percentage of deferred salary contributions at a rate to be determined by certain of our officers, which matching contributions may be paid in Company stock. In addition, we may make supplemental profit sharing contributions in such amounts as certain of our officers may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, a participant's right to his or her profit sharing contribution is fully vested. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

EMPLOYMENT AGREEMENTS

     Mr. Paxson is employed as our Chairman, in which capacity he serves as our senior executive officer, pursuant to an employment agreement for a three year term commencing October 16, 1999, and renewing thereafter for successive one year periods so long as Mr. Paxson remains our "Single Majority Shareholder" as such term is defined under the rules of the FCC. Mr. Paxson's current base salary under the agreement is $660,000, increasing 10% per year. Mr. Paxson may receive an annual bonus of up to twice his base salary if we attain revenue targets established by our Compensation Committee. In connection with the employment agreement, we granted Mr. Paxson nonqualified options to purchase 1,000,000 shares of Class A Common Stock, which vest in equal installments over a three year period. The exercise price for options to purchase 333,333 shares which vested on October 16, 2000, is $10 per share. The exercise price for options to purchase 333,333 shares which will vest on October 16, 2001, will be $12.03 per share. The exercise price for the remaining 333,334 options vesting on October 16, 2002, will be the lower of $18 per share or the fair market value of the common stock on the prior anniversary date. Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives. The Board of Directors may terminate Mr. Paxson's employment agreement before expiration for good cause, as defined in the agreement, and Mr. Paxson may terminate the agreement for good reason, as defined in the agreement. If Mr. Paxson dies, becomes permanently disabled, terminates his employment for good reason or is terminated other than for good cause during the term of the agreement, we will pay Mr. Paxson or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, termination for good reason or termination other than for good cause, or 18 months, in the case of death.

     Mr. Sagansky is employed as our President and Chief Executive Officer pursuant to an employment agreement entered into in September 1999 for a four year term expiring September 15, 2003. Mr. Sagansky's current base salary under the agreement is $660,000, increasing 10% per year. Mr. Sagansky may receive an annual bonus of up to twice his base salary if we attain revenue targets established by our Compensation Committee, which shall be the same revenue targets established for purposes of Mr. Paxson's bonus compensation. In connection with the employment agreement, we granted Mr. Sagansky nonqualified options to purchase 2,000,000 shares of Class A Common Stock, vesting in four equal annual installments commencing September 15, 2000, and expiring in ten years. The vesting of these options will be accelerated if, at any time after Mr. Paxson ceases to be our FCC Single Majority Shareholder, Mr. Sagansky's employment is terminated other than by reason of his death or disability and other than for good cause (as defined in the agreement). The exercise price for options to purchase 500,000 shares which vested on September 15, 2000, is $10 per share. The exercise price for options to purchase 500,000 shares which will vest on September 15, 2001, will be $11.68 per share. The exercise price for options vesting on subsequent anniversaries will be the lower of a range between $18 and $21 per share or the fair market value of the common stock on the prior anniversary date. Mr. Sagansky is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives. The Board of Directors may terminate Mr. Sagansky's employment agreement before expiration for good cause, as defined in the agreement, and Mr. Sagansky may terminate the agreement for good reason, as defined in the agreement. If Mr. Sagansky dies, becomes permanently disabled, terminates his employment for good reason or is terminated other than for good cause during the term of the agreement, we will pay Mr. Sagansky or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, termination for good reason or termination other than for good cause, or 18 months, in the case of death.

     Mr. Goodman is employed as President of PAX TV under a five year employment agreement commencing January 1, 1998. Mr. Goodman is entitled to receive annual base salary increases of at least 10% each January 1 and is eligible to receive an annual bonus. Mr. Goodman is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as we may determine. We may terminate Mr. Goodman's employment for good cause, as defined in the agreement. If Mr. Goodman's employment is terminated by reason of his disability or other than for good cause, or if Mr. Goodman terminates his employment for good reason, as defined in the agreement, the Company will continue to pay Mr. Goodman his base salary for the lesser of two years or the balance of the employment term in the case of disability; and for the balance of the employment term in all other cases. If Mr. Goodman dies, the Company will pay Mr. Goodman's estate his then existing salary for a period of one year.

     Mr. Morrison is employed as our Executive Vice President and Chief Legal Officer under a five year employment agreement commencing January 1, 1998. Mr. Morrison is entitled to annual base salary increases of at least 10% each January 1 and is eligible to receive an annual bonus. Mr. Morrison is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as we may determine. We may terminate Mr. Morrison's employment for good cause, as defined in the agreement. If Mr. Morrison's employment is terminated by reason of his disability or other than for good cause, or if Mr. Morrison terminates his employment for good reason, as defined in the agreement, we will continue to pay Mr. Morrison his base salary for the lesser of two years or the balance of the employment term in the case of disability; and for the balance of the employment term in all other cases. If Mr. Morrison dies, we will pay his estate his then existing salary for a period of one year.

     Mr. Grossman is employed as our Executive Vice President and Chief Strategic Officer under a four year employment agreement commencing June 30, 2000. Mr. Grossman is entitled to annual base salary increases of at least 10% each January 1 and is eligible to receive an annual bonus. Mr. Grossman is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives and to receive such other cash and non-cash bonus awards and compensation (including awards under the Stock Incentive Plans) as we may determine. We may terminate Mr. Grossman's employment for cause, as defined in the agreement. If Mr. Grossman's employment is terminated by reason of his death or disability or other than for good cause, we will continue to pay Mr. Grossman his base salary for the lesser of two years or the balance of the employment term.

     The terms of each of the employment agreements described above, other than that of Mr. Grossman, were approved by the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was composed of Mr. Burnham and Mr. Greenwald during 2000. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors, which is currently comprised of Mr. Burnham and Mr. Greenwald, each of whom is a non-employee director of the Company.

     The Compensation Committee of the Board of Directors reviews and recommends the salaries and other compensation of the executive officers of the Company, including its Chairman and its Chief Executive Officer and other Named Executive Officers, and is responsible for administering the Company's Executive Bonus Plan and Stock Incentive Plans, and for reviewing proposed executive compensation and other compensation plans and making recommendations to the Board of Directors.

     In making its recommendations as to executive compensation, the Committee seeks to recommend a level of base compensation which is competitive with the compensation offered to executives performing similar functions by others in the Company's line of business, and to link a significant portion of an executive's total potential cash compensation to the achievement of overall Company operating and financial goals and individual performance criteria. In administering the Executive Bonus Plan, the Committee establishes, on an annual basis, overall Company operating and financial goals and individual performance criteria which offer Company executives the opportunity to earn significant bonus compensation. In formulating its recommendations as to awards under the stock incentive plans, the Committee seeks to provide a means for Company executives to realize substantial additional compensation based upon appreciation in the public trading price of the Company's common stock, thereby aligning the executives' interests with those of the Company's stockholders.

     The Company's operating and financial performance for the 2000 fiscal year, when compared with the operating and financial goals established by the Committee under the Executive Bonus Plan for the 2000 fiscal year, resulted in the participants in the Executive Bonus Plan being entitled to receive bonus compensation of 25% of their individually established target bonus amounts. The target bonus amounts for the Company's executive officers for the level of operating and financial performance achieved by the Company ranged between 10% and 50% of annual base compensation. Bonus compensation earned with respect to the 2000 fiscal year will be paid in 2001.

     Except for a grant of options to purchase 150,000 shares of Class A Common Stock vesting over a four year period which was made to Thomas E. Severson, Jr., in connection with his commencement of service as the Company's Senior Vice President and Chief Financial Officer in August 2000, the Committee did not grant additional options or other stock-based compensation awards to the Company's executive officers during the year ended December 31, 2000.

Submitted by the Compensation Committee

     James L. Greenwald, Chairman
     Bruce L. Burnham

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on our Class A Common Stock from December 31, 1995 through December 31, 2000 with the cumulative total return of the American Stock Exchange Market Value Index and an industry peer group index compiled by us that consists of several companies (the "Peer Group").(1) The comparison assumes $100 was invested at the per share closing price of our Class A Common Stock on December 31, 1995. Similar calculations were made with respect to the American Stock Exchange Market Value Index and the Peer Group for the relevant periods assuming that all dividends were reinvested.

                                                                             AMERICAN STOCK EXCHANGE
                                                 PAXSON COMM CORP -CL A                INDEX                  PEER GROUP INDEX
                                                 ----------------------      -----------------------        ----------------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                  50.82                      101.55                      136.97
12/31/97                                                  49.18                      127.26                      217.54
12/31/98                                                  60.25                      136.58                      217.25
12/31/99                                                  78.28                      179.36                      365.26
12/31/00                                                  78.28                      168.46                      285.63

(1) The following companies comprise the Peer Group: Granite Broadcasting Corp, Hearst-Argyle Television Inc., LIN Television Corp. (included through December 31, 1997 only, as the company was acquired during 1998), Sinclair Broadcast Group, Inc., Univision Communications, Inc. and Young Broadcasting, Inc. Calculations for the Peer Group were weighted on the basis of their respective market capitalizations.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

     This report is submitted by the Audit Committee of the Board of Directors, which is currently comprised of three independent directors and operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The members of the committee are Bruce L. Burnham, James L. Greenwald and John E. Oxendine. Mr. Burnham is the chairman of the Audit Committee. The Audit Committee recommends to the Board of Directors the selection of Company's independent auditors, subject to stockholder ratification.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and discussed the fiscal 2000 audited financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, entitled Communications with Audit Committees.

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, entitled Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent auditors that firm's independence.

     Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommends that the Board of Directors include the audited financial statements for fiscal 2000 in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

     Bruce L. Burnham, Chairman
     James L. Greenwald
     John E. Oxendine

            PROPOSAL 2 -- AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN

     The Board of Directors adopted the Paxson Communications Corporation 1998 Stock Incentive Plan (the "1998 Plan") in June 1998. Pursuant to the 1998 Plan, a maximum of 7,200,000 shares of Class A Common Stock were made available to provide stock-based incentive compensation by granting stock options and restricted stock awards (collectively referred to herein as "awards") to eligible persons performing services for us. The adoption of the 1998 Plan was approved by the stockholders at our Annual Meeting of Stockholders in April 1999.

     The purpose of the 1998 Plan is to promote our interests and those of our stockholders by providing persons performing services for us with additional incentives to increase their efforts on our behalf and to remain in our employ or service through the award of stock options and shares of restricted stock, and to increase recipients' proprietary interest in the Company and thereby align their interests with those of our stockholders. Of the 7,200,000 shares of Class A Common Stock originally made available for awards under the 1998 Plan, 181,425 shares currently remain available for additional awards.

     In the fall of 2000, the Board of Directors determined that insufficient shares remained available for future awards under the 1998 Plan for us to be able to continue to provide meaningful stock-based incentive compensation to those persons in a position to contribute to our success. Therefore, in December 2000, the Board of Directors approved an increase in the total number of shares of Class A Common Stock available for awards under the 1998 Plan from 7,200,000 shares to 9,803,292 shares, and directed that the amendment of the 1998 Plan be submitted to our stockholders for approval at the next annual meeting.

     A SUMMARY OF THE PRINCIPAL FEATURES OF THE 1998 PLAN IS PROVIDED BELOW, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE 1998 STOCK INCENTIVE PLAN, AS PROPOSED TO BE AMENDED, WHICH IS INCLUDED AS EXHIBIT A TO THIS PROXY STATEMENT.

GENERAL

     Awards granted under the 1998 Plan may consist of options ("Options") to purchase a specified number of shares of Class A Common Stock at a stated price per share, which may include options which qualify as "incentive stock options" ("ISOs") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), shares of Class A Common Stock which are subject to restrictions and a risk of forfeiture to the Company ("Restricted Stock"), or combination of the foregoing. The Board of Directors has the right to alter, amend or terminate the 1998 Plan without the approval of the stockholders and may condition any amendment of the 1998 Plan on the approval of the stockholders.

SHARES AVAILABLE FOR ISSUANCE

     When the 1998 Plan was adopted by the Board of Directors in June 1998, 7,200,000 shares of Class A Common Stock were available for awards under the 1998 Plan, representing approximately 12% of the then outstanding shares of Class A Common Stock (after giving effect to the issuance of such additional shares).

     If Proposal 2 is approved, an additional 2,603,292 shares of Class A Common Stock will be available for awards of stock options and restricted stock under the 1998 Plan, thus making an aggregate total of 9,803,292 shares of Class A Common Stock available for awards under the 1998 Plan, representing approximately 14.9% of the currently outstanding shares of Class A Common Stock (after giving effect to the issuance of such shares).

     Authority to grant awards under the 1998 Plan will continue until the 1998 Plan is terminated by the Board of Directors, subject to the continued availability of shares for the granting of awards under the 1998 Plan. The shares of Class A Common Stock subject to Options which expire unexercised or are terminated or which are included in awards of Restricted Stock which are forfeited to the Company shall again become available for the granting of awards under the 1998 Plan. In the event of stock splits or other changes in the number or kind of outstanding shares of Class A Common Stock, an appropriate adjustment will be made with respect to existing and future awards. The proceeds we receive from the sale of stock under the 1998 Plan will be added to our general funds. The closing sale price per share of the Class A Common Stock on March 26, 2001, was $10.00.

ELIGIBILITY; ADMINISTRATION

     All persons who perform services for us, whether as a director, officer, employee, consultant or other independent contractor, all persons who have in the past performed such services, and all persons performing services relating to the Company in their capacity as an employee or independent contractor of a corporation or other entity providing such services to us are eligible to receive awards under the 1998 Plan, provided that only our employees are eligible to receive ISOs. As of March 1, 2001, we had approximately 765 employees eligible to receive awards under the 1998 Plan. The 1998 Plan is administered by the Compensation Committee of the Board of Directors. The Committee has the power to interpret the provisions of the 1998 Plan, to select the eligible persons who are to receive awards under the 1998 Plan, to determine the type of award, the amount thereof and all other terms of each award and to make all other decisions with respect to the 1998 Plan and any awards granted thereunder.

STOCK OPTION AWARDS

     Granting of Options. The Compensation Committee is authorized to grant Options to eligible persons ("Optionees"), which may be either ISOs or non-qualified stock options ("NSOs"). All ISOs are intended to comply with the provisions of the Code applicable to ISOs. The term of an ISO cannot exceed ten years, and the exercise price of any ISO must be equal to or greater than the Fair Market Value of the shares of Class A Common Stock on the date of the grant. Any ISOs granted to a holder of 10% or more of the combined voting power of our capital stock must have an exercise price equal to or greater than 110% of the fair market value of the Class A Common Stock on the date of grant and may not have a term exceeding five years from the grant date. For purposes of the 1998 Plan, "Fair Market Value" generally means the closing sale price of the Class A Common Stock on the preceding trading day on the principal national securities exchange on which the Class A Common Stock is traded. We have not granted any ISOs under the 1998 Plan. The exercise price of NSOs shall be determined by the Committee on the date the NSO is granted, and may be less than Fair Market Value.

     Exercisability. Options shall become exercisable in whole or in part by the Optionee during the period that the Compensation Committee determines at the date of grant. The Committee may, in its sole discretion, accelerate the time at which any Option becomes exercisable.

     Termination. Each Option shall expire on the date or dates that the Compensation Committee determines at the date of grant. Upon termination of an Optionee's employment with us (including by reason of the Optionee's death), each unexercised Option (whether or not then exercisable) shall terminate and be forfeited, except that any Options which are then exercisable shall remain exercisable for the period (if any) after termination of the Optionee's employment that the Committee may have determined at the time the Option was granted, which period may extend beyond the stated term of the Option. The Committee may alter the foregoing and permit Options to remain exercisable for longer periods, except that in the case of ISOs, the period after termination of employment during which the ISO shall continue to be exercisable shall not exceed the maximum such period permitted under the Code. If an Optionee's employment or service relationship with us is terminated for cause (as defined in the 1998 Plan), all of that person's Options shall immediately terminate.

     Payment of Exercise Price. The person exercising an Option must pay for the shares of Class A Common Stock being purchased in full at the time of purchase. Payment may be made in cash, by the transfer to us of shares of Class A Common Stock owned by the Optionee valued at their Fair Market Value on the date of transfer, any combination of those payment methods, or in any other manner that may be authorized by the Compensation Committee.

TAX CONSEQUENCES

     The following discussion addresses certain federal tax consequences in connection with the 1998 Plan. State tax treatment is subject to individual state laws and is not reviewed in this discussion.

     Incentive Stock Options. An ISO results in no taxable income to the Optionee or deduction to the Company at the time it is granted or exercised. If the Optionee retains the stock received as a result of the exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then any gain on the sale of such stock will be treated as long-term capital gain. If the shares are disposed of during this period, the Option will be treated as an NSO. If the Optionee exercises the Option more than three months after the Optionee has left employment with us (12 months in the case of disability), the Option will be treated as an NSO. We receive a tax deduction only in the event the Option is treated as an NSO, equal to the amount of income recognized by the Optionee.

     Non-Qualified Stock Options. An NSO results in no taxable income to the Optionee or deduction to the Company at the time it is granted. Upon exercising such an Option, the Optionee will recognize taxable compensation equal to the excess of the then Fair Market Value of the shares over the Option price. Subject to the applicable provisions of the Code, we will be allowed a tax deduction in the year of exercise in an amount equal to the income recognized by the Optionee.

     Restricted Stock Awards. No income will be recognized by the recipient of Restricted Stock so long as such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a Restricted Stock award, the then Fair Market Value of the stock will constitute ordinary income to the recipient. Subject to the applicable provisions of the Code, we will be allowed a tax deduction in an amount equal to the income recognized by the recipient.

ACCOUNTING TREATMENT

     We account for the issuance of stock options using the intrinsic value method, which requires us to accrue compensation cost to the extent that the market price of the Common Stock on the grant date exceeds the exercise price. In addition, we make pro forma disclosures of net income and earnings per share as if the fair value method had been applied.

     Options. Under the 1998 Plan, the issuance of Options will result in compensation expense to the extent the exercise price of the Option is less than the Fair Market Value of the Class A Common Stock on the grant date. Substantially all Options which we have granted under the 1998 Plan have had an exercise price of $7.25 per share, which has generally been less than the Fair Market Value of the Class A Common Stock on the option grant date.

     Restricted Stock. Restricted Stock awarded to employees results in compensation expense equal to the Fair Market Value of the Class A Common Stock on the date that the substantial risk of forfeiture of such award lapses.

     Accounting for Income Taxes. The compensation cost related to Options and Restricted Stock awards recorded for financial statement purposes may differ from the deduction for income tax purposes. The income tax effect of the difference, if any, generally would be adjusted through additional paid-in capital.

APPROVAL BY STOCKHOLDERS

     The amendment of the 1998 Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 7,200,000 to 9,803,292 was adopted by the Board of Directors in December, 2000, and we are submitting it for stockholder approval so that future awards under the 1998 Plan relating to the additional shares will qualify as "performance-based compensation" under
Section 162(m) of the Code, which generally limits to one million dollars the annual corporate federal income tax deduction for compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. We intend that all awards granted under the 1998 Plan will qualify for the performance-based compensation exclusion from this deduction limitation. In order for the awards to qualify as performance-based compensation, among other requirements, the material terms of the 1998 Plan must be approved by our stockholders. Approval of the amendment of the 1998 Plan requires the affirmative vote of a majority of the outstanding shares represented at the Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE INCREASE IN THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK SUBJECT TO AWARDS UNDER OUR 1998 STOCK INCENTIVE PLAN FROM 7,200,000 SHARES TO 9,803,292 SHARES.

     PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ended December 31, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to answer questions from stockholders, and will have an opportunity to make a statement if they wish to do so.

AUDIT FEES

     The aggregate fees billed to us by PricewaterhouseCoopers LLP for its services in connection with the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2000, and its review of the quarterly financial statements included in our reports on Form 10-Q filed during the 2000 fiscal year were $364,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For our fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to us during the year ended December 31, 2000, other than those described above, were $368,805. These fees relate primarily to tax consultation and special projects.

COMPATIBILITY OF FEES

     The Audit Committee of the Board of Directors has considered the provision of non-audit services by PricewaterhouseCoopers LLP and the fees paid to them for such services, and believes that the provision of such services and the fees charged are compatible with PricewaterhouseCoopers LLP's maintenance of their independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2001.

                               OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of stockholders intended for presentation at the 2002 annual meeting must be received by us on or before December 1, 2001, in order to be included in our proxy statement and form of proxy for that meeting.

EXPENSES OF SOLICITATION

     We will bear the expense of preparing, printing, and mailing proxy materials to our stockholders. In addition to solicitations by mail, our employees may solicit proxies on behalf of the Board of Directors in person or by telephone. We will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of our stock.

OTHER MATTERS

     The financial statements, financial information and management discussion and analysis of financial condition and results of operations set forth in our 2000 Annual Report are incorporated by reference. We will provide to any stockholder upon written request a copy of our Annual Report on Form 10-K, including the financial statements and the schedules thereto, for our fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. We will not charge for copies of our annual report, but will assess a reasonable charge for copies of the exhibits, if requested.

                                          By Order of the Board of Directors

                                          /s/ ANTHONY L. MORRISON

                                          Anthony L. Morrison, Secretary

West Palm Beach, Florida
April 2, 2001

                                   APPENDIX A

                       PAXSON COMMUNICATIONS CORPORATION
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The primary function of the Audit Committee of the Board of Directors of Paxson Communications Corporation (the "Corporation") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to the Securities and Exchange Commission or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and system of internal controls.

     - Review and appraise the audit efforts of the Corporation's outside auditors.

     - Provide an open avenue of communication among the outside auditors, financial and senior management, and the Board of Directors.

     - Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws and regulations and Company policy.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall have at least three members and shall be comprised solely of "independent directors," as defined in accordance with the rules of the principal national securities exchange on which the Corporation's common stock shall be listed for trading (which at the date of adoption of this charter is the American Stock Exchange). Each member shall be free of any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No person shall be deemed independent if he or she is an employee of the Corporation. The members of the Audit Committee shall be generally knowledgeable in financial and auditing matters and shall be able to read and understand financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such individual's financial sophistication, including having been a chief executive officer, chief financial offer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the outside auditors and management quarterly to review the Corporation's financial statements. The Chairman of the Committee shall report to the Board of Directors following the meetings of the Audit Committee.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

     - Create an agenda for the ensuing year.

     - Review and reassess this Charter at least annually.

     - Review the Corporation's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public, including any certification, report, opinion, or review rendered by the outside auditors.

     - Review with financial management and the outside auditors the Corporation's Quarterly Reports on Form 10-Q prior to filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

     - Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     - Consider such other matters in relation to the financial affairs of the Company and its accounts and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

  Outside Auditors

     - Recommend to the Board of Directors the selection of the outside auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the outside auditors. On an annual basis, the Committee should review and discuss with the outside auditors all significant relationships the outside auditors have with the Corporation to determine the outside auditors' independence. The Audit Committee shall be responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Corporation, and the Audit Committee shall be responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditors.

     - Advise the outside auditors of their ultimate accountability to the board of directors and the Audit Committee, as representatives of the stockholders. The Audit Committee, subject to action of the Board of Directors, shall have ultimate authority to select, evaluate, and where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in any proxy statement).

     - Review the performance of the outside auditors and approve any proposed discharge of the outside auditors when circumstances warrant.

     - Periodically consult with the outside auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

  Financial Reporting Process

     - In consultation with the outside auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     - Consider the outside auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

                                   APPENDIX B

                       PAXSON COMMUNICATIONS CORPORATION
                           1998 STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of this 1998 Stock Incentive Plan (the "Plan") is to further the interests of Paxson Communications Corporation, a Delaware corporation, its Subsidiaries and its shareholders by providing incentives in the form of grants of stock options and restricted stock to key employees and other persons who contribute materially to the success and profitability of the Company. Also, the Plan will assist the Company in attracting and retaining key persons.

     2. DEFINITIONS.  The following definitions will apply to the Plan:

          A. "AWARD" means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, or Restricted Stock.

          B. "BOARD" means the board of directors of Paxson Communications Corporation.

          C. "CAUSE" means, except as otherwise may be provided under any agreement under which any award or grant is made under this Plan, (i) Recipient's arrest for the commission of (A) a felony, (B) two (2) offenses for operating a motor vehicle while impaired by or under the influence of alcohol or illegal drugs, (C) any criminal act with respect to Recipient's employment (including any criminal act involving a violation of the Communications Act of 1934, as amended, or regulations promulgated by the Federal Communications Commission), or (D) any act that materially threatens to result in suspension, revocation, or adverse modification of any FCC license of any broadcast station owned by any affiliate of the Company or would subject any such broadcast station to fine or forfeiture;
     (ii) Recipient's taking of any action or inaction which would cause the Company to be in default under any material contract, lease or other agreement; (iii) Recipient's dependence on alcohol or illegal drugs; (iv) Recipient's failure or refusal to perform according to or follow the lawful policies and directives of the Chairman of the Board or the Chief Executive Officer or such other officer or employee to which Recipient reports; (v) Recipient's misappropriation, conversion or embezzlement of the assets of the Company or any affiliate of the Company; and (vi) a material breach of any Employment Agreement between Recipient and the Company.

          D. "CODE" means the Internal Revenue Code of 1986, as amended.

          E. "COMMITTEE" means the Compensation Committee appointed by the Board. If the Board does not appoint a Compensation Committee or in the case of any Award to members of the Committee, "Committee" means the Board.

          F. "COMMON STOCK" means the Class A Common Stock, par value $.001 per share of Paxson Communications Corporation, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 9 of the Plan.

          G. "COMPANY" means Paxson Communications Corporation and its Subsidiaries.

          H. "DATE OF GRANT" means the date on which the Option or Restricted Stock, whichever is applicable, is granted.

          I. "DISABILITY" means "disability" as defined in the Company's long term disability plan or policy.

          J. "ELIGIBLE PERSON" means any person who performs or has in the past performed services for the Company, whether as a director, officer, Employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services to the Company.

          K. "EMPLOYEE" means any person employed on an hourly or salaried basis by the Company.

          L. "FAIR MARKET VALUE" means, with respect to the Common Stock, (i) if the Common Stock is listed for trading on a national securities exchange, the closing sale price, regular way, of the Common

     Stock on the principal national securities exchange on which the Common Stock is listed for trading on the trading day next preceding the date as of which Fair Market Value is being determined, or if no sale is reported on such date, the average of the closing bid and asked prices of the Common Stock on such exchange on such date, (ii) if the Common Stock is not listed for trading on any national securities exchange but is listed or quoted on the NASDAQ Stock Market, the closing sale price of the Common Stock on the trading day next preceding the date as of which Fair Market Value is being determined as reported in NASDAQ, or if no sale is reported on such date, the average of the closing bid and asked prices of the Common Stock on such day as reported in NASDAQ, and (iii) if the Common Stock is not publicly traded on the date as of which Fair Market Value is being determined, Fair Market Value shall be as determined by the Board, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings.

          M. "INCENTIVE STOCK OPTION" means a stock option, granted pursuant to this Plan or any other Company plan, that satisfies the requirements of
     Section 422 of the Code and that entitles the Recipient to purchase stock of the Company.

          N. "NONQUALIFIED STOCK OPTION" means a stock option, granted pursuant to the Plan, that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company.

          O. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

          P. "OPTION AGREEMENT" means a written agreement, between the Company and a Recipient, that sets out the terms and restrictions of an Option Award.

          Q. "OPTION SHAREHOLDER" means an Employee who has acquired Shares upon exercise of an Option.

          R. "OPTION SHARES" means Shares that a Recipient receives upon exercise of an Option.

          S. "PERIOD OF RESTRICTION" means the period beginning on the Date of Grant of a Restricted Stock Award and ending on the date on which all restrictions applicable to the Shares subject to such Award expire.

          T. "PLAN" means this Paxson Communications Corporation 1998 Stock Incentive Plan, as amended from time to time.

          U. "RECIPIENT" means an individual who receives an Award.

          V. "RESTRICTED STOCK" means an Award granted pursuant to Section 7 of the Plan consisting of Shares subject to such terms and restrictions as shall be established by the Committee.

          W. "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Recipient setting forth the terms and restrictions of an Award of Restricted Stock.

          X. "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

          Y. "SUBSIDIARY" means any corporation 50 percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of the Plan.

     3. ADMINISTRATION. The Committee will administer the Plan. The Committee has the exclusive power to select the Recipients of Awards pursuant to the Plan, to establish the terms of the Awards granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole discretion to determine whether the performance of an Eligible Person warrants an Award under the Plan, and to determine the size and type of the Award. The Committee has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee also has the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any of the Committee's determinations will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

     4. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan is 9,803,292. If an unexercised Award expires or becomes unexercisable, the unpurchased Shares subject to such Award will be available for other Awards under the Plan.

     5. ELIGIBILITY. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Award under the Plan. Only an Employee may receive an Incentive Stock Option. The Committee's grant of an Award to a Recipient in any year does not entitle the Recipient to an Award in any other year. Furthermore, the Committee may grant different Awards to different Recipients. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Awards. Recipients may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company or a Subsidiary, whether or not the previously granted benefits have been fully exercised or vested. An Award will not enlarge or otherwise affect a Recipient's right, if any, to continue to serve the Company and its Subsidiaries in any capacity, and will not restrict the right of the Company or a Subsidiary to terminate at any time the Recipient's employment.

     6. OPTIONS. The Committee may grant Options to purchase Common Stock to Recipients in such amounts as the Committee determines in its sole discretion; provided that, subject to the provisions of Section 9 of the Plan, (i) during any 12-month period, the Committee may not grant to any Recipient Options to purchase more than a total of 2,000,000 Shares, (ii) the Committee may not grant Options such that during any 12-month period the aggregate number of Shares with respect to which Options first become exercisable ("vest") during such period, in accordance with the vesting schedules established by the Committee as of the Date of Grant, exceeds 5% of the Company's total issued and outstanding shares of common stock, determined in accordance with the rules of the American Stock Exchange, and (iii) the Committee may not grant Options such that during any five year period the aggregate number of Shares with respect to which Options vest during such period, in accordance with the vesting schedules established by the Committee as of the Date of Grant, exceeds 10% of the Company's total issued and outstanding shares of common stock, determined in accordance with the rules of the American Stock Exchange. An Option may be in the form of an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant an Option alone or in addition to another Award. Each Option will satisfy the following requirements:

          A. WRITTEN AGREEMENT. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement will contain such provisions as the Committee deems appropriate and will include a description of the substance of each of the requirements in this Section 6.

          B. NUMBER OF SHARES. Each Option Agreement will specify the number of Shares that the Recipient may purchase upon exercise of the Option.

          C. EXERCISE PRICE.

             I. INCENTIVE STOCK OPTION. Except as provided in subsection 6.l. of the Plan, the exercise price of each Share subject to an Incentive Stock Option will equal the exercise price designated by the Committee, but will not be less than the Fair Market Value on the Date of Grant.

             II. NONQUALIFIED STOCK OPTION. The exercise price of each Share subject to a Nonqualified Stock Option will equal the exercise price designated by the Committee.

          D. DURATION OF OPTION.

             I. INCENTIVE STOCK OPTION.  Except as otherwise provided in this
        Section 6, an Incentive Stock Option will expire on the earlier of the tenth anniversary of the Date of Grant or the date set by the Committee on the Date of Grant.

             II. NONQUALIFIED STOCK OPTION. Except as otherwise provided in this Section 6, a Nonqualified Stock Option will expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Committee on the Date of Grant.

          E. VESTING OF OPTION. Each Option Agreement will specify the vesting schedule applicable to the Option. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time. An unexercised Option that is not fully vested will become fully vested if the Recipient of the Option dies or terminates employment with the Company because of Disability.

          F. DEATH.

             I. INCENTIVE STOCK OPTION. If a Recipient dies, an Incentive Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection 6.d. of the Plan, unless the Committee sets an earlier expiration date on the Date of Grant.

             II. NONQUALIFIED STOCK OPTION. If a Recipient dies, a Nonqualified Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection 6.d. of the Plan, unless the Committee sets an earlier or later expiration date on the Date of Grant, or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death.

          G. DISABILITY.

             I. INCENTIVE STOCK OPTION. If the Recipient terminates employment with the Company because of his Disability, an Incentive Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection 6.d. of the Plan.

             II. NONQUALIFIED STOCK OPTION. If the Recipient terminates employment with the Company because of his Disability, a Nonqualified Stock Option granted to the Recipient will expire on the one-year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection 6.d. of the Plan, unless the Committee sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's last day of employment.

          H. RETIREMENT OR INVOLUNTARY TERMINATION.

             I. INCENTIVE STOCK OPTION. If the Recipient terminates employment with the Company as a result of his retirement in accordance with the Company's normal retirement policies, or if the Company terminates the Recipient's employment other than for Cause, an Incentive Stock Option granted to the Recipient will expire 90 days following the last day of the Recipient's employment, or, if earlier, the date specified in subsection 6.d. of the Plan, unless the Committee sets an earlier expiration date on the Date of Grant.

             II. NONQUALIFIED STOCK OPTION. If the Recipient terminates employment with the Company as a result of his retirement in accordance with the Company's normal retirement policies, or if the Company terminates the Recipient's employment other than for Cause, a Nonqualified Stock Option granted to the Recipient will expire 180 days following the last day of the Recipient's employment, or, if earlier, the date specified in subsection 6.d. of the Plan, unless the Committee sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to 180 days following the Recipient's last day of employment.

          I. TERMINATION OF SERVICE. If the Recipient's employment with the Company terminates for any reason other than the reasons described in Sections 6.f., 6.g., 6.h., or 6.j. of the Plan, an Option granted to the Recipient will expire 30 days following the last day of the Recipient's employment with the Company, or, if earlier, the date specified in subsection 6.d. of the Plan, unless the Committee sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the 30th day following the Recipient's last day of employment. The Committee may not delay the expiration of an Incentive Stock Option more than 90 days after termination of the Recipient's employment. During any delay of the expiration date, the Option will be exercisable only to the extent it is exercisable on the date the Recipient's employment terminates, subject to any adjustment under Section 9 of the Plan.

          J. CAUSE. Notwithstanding any provisions set forth in the Plan, if the Company terminates the Recipient's employment for Cause, any unexercised portion(s) of the Recipient's Option(s) will expire immediately upon the earlier of the occurrence of the event that constitutes Cause or the last day the Recipient is employed by the Company.

          K. CONDITIONS REQUIRED FOR EXERCISE. An Option is exercisable only to the extent it is vested according to the terms of the Option Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Agreement will specify any additional conditions required for the exercise of the Option.

          L. TEN PERCENT SHAREHOLDERS. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, will have an exercise price of 110 percent of Fair Market Value on the Date of Grant and will be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply, and any stock that such person may purchase under outstanding options will not be considered.

          M. MAXIMUM OPTION GRANTS. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries become exercisable by any individual for the first time in any calendar year will not exceed $100,000.

          N. METHOD OF EXERCISE. An Option will be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to
     Section 9 of the Plan. Payment for Shares with respect to which an Option is exercised may be made (i) in cash, (ii) by certified check, (iii) in the form of Common Stock having a Fair Market Value equal to the exercise price, or (iv) by delivery of a notice instructing the Company to deliver the Shares to a broker subject to the broker's delivery of cash to the Company equal to the exercise price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under the Plan until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option will not affect the holder's right to exercise the remainder of the Option from time to time in accordance with the Plan.

          O. LOAN FROM COMPANY TO EXERCISE OPTION. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient will apply to the Company for the loan, completing the forms and providing the information required by the Company. The loan will be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient will execute a promissory note and any other documents deemed necessary by the Company.

          P. DESIGNATION OF BENEFICIARY. Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient's Options in the event of the Recipient's death prior to full exercise of such Options. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient's estate will be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

          Q. TRANSFERABILITY OF OPTION.

             I. NONQUALIFIED STOCK OPTION. To the extent permitted by tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject, and unless provided otherwise by the Committee on the Date of Grant, a Recipient who receives a Nonqualified Stock Option may transfer such Option to (i) the Recipient's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, (ii) a trust for the benefit of the Recipient's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or (iii) a partnership whose partners consist solely of two or more of the Recipient, the Recipient's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

             II. INCENTIVE STOCK OPTION. An Incentive Stock Option granted under the Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Incentive Stock Option are exercisable only by the Recipient.

     7. RESTRICTED STOCK. The Committee may grant Awards of Restricted Stock to Recipients in such amounts as the Committee determines in its sole discretion. The Committee may grant Awards of Restricted Stock alone or in addition to another Award. Each Restricted Stock Award granted to a Recipient will satisfy the following requirements:

          A. WRITTEN AGREEMENT. Each Restricted Stock Award granted to a Recipient will be evidenced by a Restricted Stock Agreement. The terms of the Restricted Stock Agreement need not be identical for each Recipient. The Restricted Stock Agreement will specify the Period(s) of Restriction. In addition, the Restricted Stock Agreement will include a description of the substance of each of the requirements in this Section 7 and will contain such provisions as the Committee deems appropriate.

          B. NUMBER OF SHARES. Each Restricted Stock Agreement will specify the number of Shares of Restricted Stock granted to the Recipient.

          C. TRANSFERABILITY. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction, or upon earlier satisfaction of any other conditions, as specified in the Restricted Stock Agreement.

          D. OTHER RESTRICTIONS. The Committee will impose on Shares of Restricted Stock any other restrictions that the Committee deems advisable, including, without limitation, vesting restrictions, restrictions based upon the achievement of specific Company-wide, Subsidiary, or individual performance goals, and/or restrictions under applicable federal or state securities laws, and may place legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Recipients make cash payments at the time of grant or upon expiration of the Period of Restriction in an amount not less than the par value of the Shares of Restricted Stock.

          E. CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to subsection 7.d. of the Plan, each certificate representing Restricted Stock will bear the following legend:

           The sale or other transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Paxson Communications Corporation 1998 Stock Incentive Plan, as amended, and in a Restricted Stock Agreement dated . A copy of the Plan and the Restricted Stock Agreement may be obtained from the Chief Financial Officer of Paxson Communications Corporation.

          F. REMOVAL OF RESTRICTIONS.  Except as otherwise provided in this
     Section 7, Restricted Stock will become freely transferable by the Recipient after the Period of Restriction expires. The Recipient will be entitled to removal of the legend required by subsection 7.e. of the Plan following the expiration of the Period of Restriction.

          G. VOTING RIGHTS. During the Period of Restriction, Recipients holding Restricted Stock may exercise full voting rights with respect to such Shares.

          H. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Recipients holding Restricted Stock will be entitled to receive all dividends and other distributions payable to the holders of the Common Stock generally. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and risks of forfeiture as the Shares of Restricted Stock with respect to which they were paid.

          I. DEATH. The restrictions on a Recipient's Restricted Stock will terminate on the date of the Recipient's death.

          J. DISABILITY. If a Recipient terminates employment with the Company because of his total and permanent Disability, the restrictions on the Recipient's Restricted Stock will expire on the Recipient's last day of employment.

          K. TERMINATION OF SERVICE. If a Recipient ceases employment for any reason other than death or Disability, the Recipient will forfeit immediately to the Company all nonvested Restricted Stock held by the Recipient. The Committee may, in its sole discretion and upon such terms and conditions as it deems proper, provide for termination of the restrictions on Restricted Stock following termination of employment.

          L. DESIGNATION OF BENEFICIARY. Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient's Restricted Stock in the event of the Recipient's death prior to removal of all restrictions thereon. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient's estate will be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

     8. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES; LEGENDS. The Company will have the right to withhold from payments otherwise due and owing to the Recipient or his beneficiary or to require the Recipient or his beneficiary to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state or local tax purposes with respect to any Award under the Plan.

     The Committee may grant Awards and the Company may deliver Shares under the Plan only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (i) an exemption from the registration requirements of applicable securities laws is available. The Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and will be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 8. No Option may be exercised, and Shares may not be issued under the Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

     Each person who acquires the right to exercise an Option or to ownership of Shares by transfer, bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option or receipt of Shares. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Committee or the Company fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     9. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock occurs, the Committee will equitably adjust the number and class of Shares for which Awards are authorized to be granted under the Plan, the number and class of Shares then subject to Awards previously granted to Employees under the Plan, and the price per Share payable upon exercise of each Award outstanding under the Plan. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, any Award will pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Award would have been entitled to receive in connection with any merger, consolidation, reorganization, liquidation or dissolution.

     10. LIABILITY OF THE COMPANY. Neither the Company nor any parent or Subsidiary of the Company that is in existence or hereafter comes into existence will be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Award.

     11. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend, or terminate the Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other laws applicable to the Company, the Plan, Recipients or Eligible Persons. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Award granted before the amendment (unless the alteration is expressly permitted under the Plan) will be effective only with the consent of the Recipient of the Award or the holder currently entitled to exercise the Award.

     12. EXPENSES OF PLAN. The Company will bear the expenses of administering the Plan.

     13. DURATION OF PLAN. Awards may be granted under the Plan only during the ten years immediately following the original effective date of the Plan.

     14. NOTICES. All notices to the Company will be in writing and will be delivered to Anthony L. Morrison, Esq., Vice President, Secretary and General Counsel, Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401. All notices to a Recipient will be delivered personally or mailed to the Recipient at his address appearing in the Company's personnel records. The address of any person may be changed at any time by written notice given in accordance with this Section 14.

     15. APPLICABLE LAW. The validity, interpretation, and enforcement of the Plan are governed in all respects by the laws of Delaware and the United States of America.

     16. EFFECTIVE DATE.  The effective date of the Plan will be the earlier of
(i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

                             [FOLD AND DETACH HERE]

PROXY                  PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                      WEST PALM BEACH, FLORIDA 33401-6233

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony L. Morrison and William L. Watson, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Paxson Communications Corporation held of record by the undersigned on March 26, 2001, at the annual meeting of stockholders to be held on May 1, 2001, or any adjournment thereof.

1.  ELECTION OF CLASS I DIRECTORS

[ ]         FOR all nominees listed below                       [ ]         WITHHOLD AUTHORITY (except as
                                                                            marked to the contrary below)
To vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
  NOMINEE'S NAME IN THE LIST BELOW)

  Lowell W. Paxson, William E. Simon, Jr., Jeffrey Sagansky


2. PROPOSAL TO APPROVE AN INCREASE IN THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK SUBJECT TO AWARDS UNDER THE COMPANY'S 1998 STOCK INCENTIVE PLAN FROM 7,200,000 SHARES TO 9,803,292 SHARES.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2001.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                   (continued and to be signed on other side)

                             [FOLD AND DETACH HERE]

                          (Continued from other side)

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL CLASS I DIRECTORS AND FOR PROPOSALS 2 AND 3.

Dated                   , 2001
      ------------------

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                 Signature if held jointly

                                           PLEASE SIGN EXACTLY AS NAME APPEARS
                                           BELOW. WHEN SHARES ARE HELD BY JOINT
                                           TENANTS, BOTH SHOULD SIGN. When
                                           signing as attorney, as executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.